                                                 EXHIBIT 10.1

AMENDMENT NO. 7
TO THE PIONEER NATURAL RESOURCES COMPANY
EXECUTIVE DEFERRED COMPENSATION PLAN
(Amended and Restated Effective January 1, 2009)

Pursuant to the provisions of Section 11.4 thereof, the Pioneer Natural Resources Company Executive Deferred Compensation Plan (Amended and Restated Effective January 1, 2009, and as further amended to date) is hereby amended as follows:

1.	Section 3.1(a) of the Plan is replaced in its entirety with the following:
(a) Participation in the Plan is limited to Eligible Employees that are notified by the Plan Administrator that they are eligible to participate in the Plan. The Plan Administrator will notify each Eligible Employee of his or her eligibility to become a Member within a reasonable period of time prior to the date by which the Member Deferral Election is due to be filed. An Eligible Employee may become a Member by making a Member Deferral Election in accordance with Article IV. An Eligible Employee also may become a Member in the absence of a Member Deferral Election if a Company Credit under Section 4.3(b) is made to his or her Company Account.

2.	Section 4.2(a) of the Plan is replaced in its entirety with the following:
(a) In General. Member Deferral Elections shall be in writing, signed by the Eligible Employee, on a form prescribed by the Plan Administrator, pursuant to which the Eligible Employee authorizes the Company to reduce his or her Basic Compensation and/or Bonus Compensation in the elected amount and the Company, in consideration thereof, agrees to credit an equal amount to his or her General Account maintained pursuant to the Plan. Except as provided in subsections (b), (c), (d) or (e) of this Section, the Member Deferral Election must be completed, signed and filed with the Plan Administrator during an election period established by the Plan Administrator that ends no later than December 31st of the Plan Year preceding the Plan Year during which the Eligible Employee will begin to perform services giving rise to the Basic Compensation and/or Bonus Compensation subject to the Member Deferral Election. A Member Deferral Election under this subsection will become irrevocable and effective on the last day of the election period established by the Plan Administrator. A Member shall make a Payment Election in accordance with Section 6.1 with respect to each Member Deferral Election made under the Plan.
3.         A new Section 4.2(f) shall be added to the Plan that shall contain what is now Section 4.2(e) of the Plan in its entirety.

4.	Section 4.2(e) of the Plan shall be replaced in its entirety with the following:
(e) Special Enrollment Periods. If an Eligible Employee is employed during the Plan Year and designated by the Plan Administrator to be a Participant for such year, such Eligible Employee may elect to participate in the Plan during the “Special Enrollment Period” (defined below) for the remainder of such Plan Year. A Member Deferral Election under this subsection will become irrevocable and effective on the day it is filed with the Plan Administrator. A “Special Enrollment Period” is defined as the thirty (30) day period after an Employee becomes employed by the Company, during which time the Eligible Employee may make a Member Deferral Election with respect to

Basic Compensation and/or Bonus Compensation that is deemed to be earned only following the Eligible Employee’s election, as governed by the rules of Code Section 409A.
5.     References to Section 4.2(e) of the Plan that are found within Section 2.1(dd) (the definition of “Pioneer Qualified Plan”), Section 4.2(d) (Continued Effectiveness of Member Deferral Election), and Section 6.5(d) (Payment in the Event of an Unforeseeable Emergency), shall all be replaced by a reference to Section 4.2(f).

IN WITNESS WHEREOF, this Amendment has been executed on this 5th day of March, 2019, to be effective immediately.
PIONEER NATURAL RESOURCES COMPANY

By:	/s/ Teresa A. Fairbanks
Teresa A. Fairbanks
Vice President and Chief Human Resources Officer